UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 31, 2014

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 South Pointe Drive, Suite 100, Lake Forest, California 92630

(Address of principal executive offices)

(949) 535-2022

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Items 2.01 and 2.03 is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 31, 2014, through two wholly-owned subsidiaries, we acquired a facility in Portland, Oregon (“Gateway”) with 59 skilled nursing beds and 32 independent living units from Whitbrit, LLC, an unaffiliated third party, and a facility in Salem, Oregon (“Applewood”) with 69 independent living units from Bremerton Assisted Living, LLC, and Applewood Holding Company, LLC, two unaffiliated third parties (collectively, with Gateway, the “Properties”) for $14.2 million including cash on hand plus the proceeds of the secured loan described in Item 2.03 below.

The Properties are leased to an affiliate of Sapphire Health Services, LLC of Gresham, Oregon, under 15-year triple net leases. The information in Item 2.03 below is hereby incorporated in this Item 2.01.

The press release is attached to this Current Report as Exhibit 99.1 and hereby incorporated to this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 31, 2014, we entered into a loan agreement with General Electric Capital Corporation for a secured loan in the aggregate principal amount of $13.4 million collateralized by security interests in the Properties and the Sundial Assisted Living facility in Redding, California (“Redding”). Principal amounts of the secured loan are allocated as follows: $8.4 million to Gateway, $2.8 million to Redding, and $2.2 million to Applewood. The loan proceeds from Redding, which was previously an unencumbered asset, were used to fund the purchase of the Properties. The secured loan, which bears interest at the Three Month LIBOR (London Interbank Rate), with a floor of 50 basis points, plus a spread of 4.00%, has a 25 year amortization schedule and matures on December 30, 2017. The loan may be prepaid with no penalty after 12 months.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release issued January 7, 2015, titled “Summit Healthcare REIT, Inc. Acquires Two Senior Living Facilities”

10.1	Purchase and Sale Agreement between Summit Healthcare REIT, Inc. and Whitbrit, LLC, dated as of September 24, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 18, 2014).

10.2	Purchase and Sale Agreement among Summit Healthcare REIT, Inc. and Applewood Holding Company, LLC and Bremerton Assisted Living, LLC dated as of October 20, 2014.

10.3	Loan Agreement by and among General Electric Capital Corporation and HP Redding, LLC, Summit Salem, LLC, and Summit Portland, LLC dated as of December 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Elizabeth A. Pagliarini
Name:	Elizabeth A. Pagliarini
Title:	Chief Financial Officer

Dated: January 7, 2015